Exhibit 99.1

FOR IMMEDIATE RELEASE

DEL MONTE PACIFIC LIMITED AND FRESH DEL MONTE PRODUCE ANNOUNCE NEW

JOINT VENTURES IN RETAIL AND REFRIGERATED GROCERY PRODUCTS

Companies’ Settlement of all Litigation Facilitates New Collaboration and Product Innovation

CORAL GABLES/SINGAPORE/MANILA 27 June 2017/28 June 2017 – Del Monte Pacific Limited (DMPL, dual listed on the Mainboards of the Singapore Exchange Securities Trading Limited and the Philippine Stock Exchange, Bloomberg: DELM SP/ DMPL PM) and Fresh Del Monte Produce Inc. (NYSE: FDP) are pleased to announce a series of new joint ventures between the two companies that will result in expanded refrigerated offerings sold across all distribution and sales channels, and a new retail food and beverage concept modeled after an already successful Fresh Del Monte Produce business in the Middle East. These joint ventures will initially focus on the U.S. market with the potential for expansion into other territories where the companies’ businesses complement each other. This will also greatly increase the scale of the Del Monte® brand by expanding into more high-quality, healthy and convenient product options for consumers.

The joint ventures are facilitated by the full and final settlement of all active litigation between Del Monte Pacific Limited and its subsidiary Del Monte Foods Inc. on the one hand, and Fresh Del Monte Produce Inc., on the other hand, effective immediately. The long-standing litigation had centered on licensing rights and product distribution in various territories around the world.

“We are pleased that we have resolved our differences and put to rest the financial uncertainty that can arise from prolonged litigation,” said Rolando C. Gapud, Chairman of the Board of Del Monte Pacific Limited. “We look forward to combining the resources of Del Monte Pacific, our US subsidiary Del Monte Foods, and Fresh Del Monte Produce, and focusing our joint efforts on exciting new business opportunities that will provide consumers with more premium quality, healthy products.”

Del Monte Pacific’s Chairman Rolando C. Gapud and Fresh Del Monte Produce’s Chairman and CEO Mohammad Abu-Ghazaleh

“This partnership offers tremendous opportunities for both companies to innovate on a much broader and deeper scale than either company can accomplish individually,” said Mohammad Abu-Ghazaleh, Chairman of the Board and Chief Executive Officer of Fresh Del Monte Produce. “Each company brings a high level of knowledge, experience and commitment that comes from developing and building the iconic, trusted Del Monte® brand. We also share similar visions for creating products and experiences that will meet the evolving needs of today’s consumer.”

A major joint initiative is the introduction of Del Monte® branded retail outlets, featuring an assortment of nutritious foods and beverages to meet the increasing demands of consumers for healthier food options. The companies also announced that they are collaborating on several product innovations, including a line of chilled juices, new varieties of prepared refrigerated fruit snacks, and guacamole and avocado products.

Del Monte Pacific Limited and Fresh Del Monte Produce Inc.

The collaboration offers the opportunity for each partner to share expertise and optimize economies of scale in product development, operations, sourcing, supply chain, marketing and distribution.

In addition to retail and new product ventures, the companies have also agreed to a long-term mutual supply agreement to accelerate the expansion of Del Monte® product sales in various markets around the world.

Conference Call and Webcast Details

Del Monte Pacific and Fresh Del Monte will host a joint conference call at 9:30 p.m. Eastern Time, today, June 27, 2017, and at 9:30 a.m. Singapore/Manila Time, today, June 28, 2017, which will be open to the public, to discuss the new joint ventures. The conference call dial-in numbers are (844) 884-9949 for USA callers and +1 661 378 9659 for international callers. The conference ID number for the call is 44486658. Please begin dialing in at least 10 minutes before the scheduled start time.

The call will also be webcast live and can be accessed via a link on the companies’ websites at http://delmontepacific.com, http://delmontefoods.com and http://ir.freshdelmonte.com. Webcast participants can only listen in and will not be able to ask questions. The call will be available for re-broadcast on the companies’ websites approximately two hours after the conclusion of the call.

Frequently asked questions (FAQ’s) about these joint ventures can be accessed on the companies’ websites.

About Del Monte Pacific Limited (www.delmontepacific.com)

Dual listed on the Mainboards of the Singapore Exchange Securities Trading Limited and the Philippine Stock Exchange, Inc, Del Monte Pacific Limited (Bloomberg: DELM SP/ DMPL PM), together with its subsidiaries (the “Group”), is a global branded food and beverage company that caters to today’s consumer needs for premium quality healthy products. The Group innovates, produces, markets and distributes its products worldwide.

The Group is proud of its heritage brands – Del Monte®, S&W®, Contadina® and College Inn® – the majority of which originated in the USA more than 100 years ago as premium quality packaged food products. The Group has exclusive rights to use the Del Monte® trademarks for packaged products in the United States, South America, the Philippines, Indian subcontinent and Myanmar. The Group owns the S&W® brand globally except in Australia and New Zealand, and owns the Contadina® and College Inn® trademarks in various countries.

DMPL is 67%-owned by NutriAsia Pacific Ltd and Bluebell Group Holdings Limited, which are beneficially-owned by the Campos family of the Philippines. The NutriAsia Group is the market leader in the liquid condiments, specialty sauces and cooking oil market in the Philippines.

About Fresh Del Monte Produce Inc. (www.freshdelmonte.com)

Fresh Del Monte is one of the world’s leading vertically integrated producers, marketers and distributors of high-quality fresh and fresh-cut fruit and vegetables, as well as a leading producer and distributor of prepared food in Europe, Africa, the Middle East and the countries formerly part of the Soviet Union. Fresh Del Monte markets its products worldwide under the Del Monte® brand, a symbol of product innovation, quality, freshness and reliability for more than 100 years.

Del Monte Pacific Limited and Fresh Del Monte Produce Inc.

Forward-looking Information Del Monte Pacific Limited

This announcement may contain statements regarding the business of Del Monte Pacific Limited and its subsidiaries (the “Group”) that are of a forward looking nature and are therefore based on management’s assumptions about future developments. Such forward looking statements are typically identified by words such as ‘believe’, ‘estimate’, ‘intend’, ‘may’, ‘expect’, and ‘project’ and similar expressions as they relate to the Group. Forward looking statements involve certain risks and uncertainties as they relate to future events. Actual results may vary materially from those targeted, expected or projected due to various factors.

Representative examples of these factors include (without limitation) general economic and business conditions, change in business strategy or development plans, weather conditions, crop yields, service providers’ performance, production efficiencies, input costs and availability, competition, shifts in customer demands and preferences, market acceptance of new products, industry trends, and changes in government and environmental regulations. Such factors that may affect the Group’s future financial results are detailed in the Annual Report. The reader is cautioned to not unduly rely on these forward-looking statements.

Neither the Group nor its advisers and representatives shall have any liability whatsoever for any loss arising, whether directly or indirectly, from any use or distribution of this announcement or its contents.

This announcement is for information only and does not constitute an invitation or offer to acquire, purchase or subscribe for shares in Del Monte Pacific.

Forward-looking Information Fresh Del Monte Produce Inc.

This press release contains certain forward-looking statements regarding the intents, beliefs or current expectations of the Company or its officers with respect to various matters. These forward-looking statements are based on information currently available to the Company and the Company assumes no obligation to update these statements. It is important to note that these forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The Company’s actual results may differ materially from those in the forward-looking statements as a result of various important factors, including those described under the caption “Key Information – Risk Factors” in Fresh Del Monte Produce Inc.’s Annual Report on Form 10-K for the year ended December 30, 2016, along with other reports that the Company has on file with the Securities and Exchange Commission.

Contacts:

For Coyne PR:	For Del Monte Pacific Limited:	For Del Monte Fresh Produce Company:
Tim Schramm	Iggy Sison	Dionysios Christou
973-588-2107	Chief Corporate Officer	Vice President, Marketing N.A.
tschramm@coynepr.com	+632 856 2888	305-520-8400
	isison@delmontepacific.com	dchristou@freshdelmonte.com

	Jennifer Luy	Christine Cannella
	Investor Relations Manager	Asst. Vice President, Investor Relations
	+65 6594 0980	305-520-8433
	jluy@delmontepacific.com	ccannella@freshdelmonte.com

# # #